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                                                                   EXHIBIT 10.28

                               EMPLOYMENT AGREEMENT


          Agreement, made this lst day of January, 1999, between Hallmark Entertainment Networks (UK) Limited, a U.K. corporation with offices at 3/5 Bateman Street, London W1V 5TT England or its permitted assigns ("Employer"), and Mark N. Grenside, 17 Wilton Row, London SW1X 7NR England ("Employee").


                                   WITNESSETH:


          WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

          1. Employment and Duties. (a) Effective January 1, 1999 (the "Effective Date"), Employer hereby employs Employee and Employee hereby agrees to serve as Senior Vice President, Managing Director Sales-Europe/Middle East/Africa of Employer reporting to the Executive Vice President Sales and Marketing of Employer's parent company or other person designated by Employer. Employee agrees to perform such services consistent with Employee's position. Employee shall use Employee's best efforts to promote the interests of Employer and shall devote Employee's full business time, energy and skill exclusively to the business and affairs of Employer during the "Term" (as "Term" is defined in Paragraph 2 below).

          (b) Employee's primary duties shall concern the supervision of Employer's Europe/Middle East/Africa efforts in affiliate sales, marketing and advertising sales for Employer's future and current networks concerning television programs and other audiovisual properties (collectively, the "Properties" and individually, a "Property") as are assigned to him.

          (c) During the course of Employee's employment hereunder, Employer may be incorporating subsidiary distribution companies for the distribution of Properties. Employer shall have the right to loan or make available, without additional compensation to Employee, Employee's services as an officer or director of any such subsidiary to Hallmark Cards, Incorporated ("Hallmark") or its subsidiaries or to perform services for any Property owned or controlled by


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     Hallmark or any such subsidiary, provided, that his duties as an officer of any such subsidiary shall be consistent with his duties hereunder. Employee further agrees that all the terms of this Employment Agreement shall be applicable to Employee's services for Hallmark and each such subsidiary.

          2. Term of Employment. The term of Employee's employment ("Term") with Employer shall commence on the Effective Date and shall end on December 31, 2000 unless terminated earlier as is provided in Paragraph 8 of this Agreement or extended by mutual agreement of the parties.

          3. Compensation.

          (a) Salary. As compensation for Employee's services hereunder, Employer shall pay to Employee a salary at the rate of $250,000 per year. Such salary shall be paid biweekly, in arrears. At the end of the first year of the Term, Employer will conduct a performance review of Employee's performance and make such upward adjustment in salary as Employer deems appropriate. The parties contemplate a 10% increase for the second year of the Term.

          (b) Bonuses. At the end of each calendar year, during the Term, Employee will be paid a bonus of up to 25% of his base salary based 70% on Employee's parent company, Hallmark Entertainment Networks, Inc. ("Company") achieving its goals and 30% on Employee achieving his personal objectives. The objectives for 1999 are set out in Exhibit A attached hereto, together with a calculation of Employee's bonus based on current 1999 forecasts. Employee shall have the opportunity to earn an additional 5% bonus based on achieving certain defined tasks; for 1999, these tasks are shown under "Additional Performance" on Exhibit A. Employer will set the Company and personal objectives and defined tasks for 2000 and will timely inform Employee of those objectives and tasks. Bonus payments shall be made no later than 30 days after end of calendar year end.

          (c) Withholding. All payments of salary shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each payment of compensation to Employee taxes and such items as may be required by law.

          (d) Expenses. During the Term, Employer shall pay or reimburse Employee on an accountable basis for all reasonable and necessary out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and other expenditures incurred by Employee in connection with



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     Employee's services to Employer in accordance with Employer's expense account policies for its executive personnel or with the approval of the President.

          (e) Fringe Benefits. During the Term, Employee shall be entitled to receive any other fringe benefits, including paid vacation and any phantom shares or equity plan, on terms that are or may become available generally to senior executives of Employer of Employee's level. Employee's level of participation in any phantom shares or other incentive plan will be subject to Employer's discretion, but at a level consistent with other executives of Employee's level.

          4. Place of Employment. During the Term, Employee shall be required to perform Employee's duties at the principal office of Employer set forth above, or at such other principal locations in the London metropolitan area as Employer may reasonably designate, and Employee shall undertake all reasonable travel required by Employer in connection with the performance of Employee's duties hereunder.

          5. Confidentiality; Intellectual Property; Name and Likeness.

          (a) Employee agrees that Employee will not during the Term or thereafter divulge to anyone (other than Employer (and its executives, representatives and employees who need to know such information) or any persons designated by Employer) any knowledge or information of any type whatsoever designated or treated as confidential by Employer relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets, business strategies, marketing and distribution plans as well as concrete proposals, plans, scripts, treatments and formats described in subparagraph (b) below. Employee further agrees that Employee will not disclose, publish or make use of any such knowledge or information of a confidential nature (other than in the performance of Employee's duties hereunder) without the prior written consent of Employer. This provision does not apply to information which becomes available publicly without the fault of Employee or information which Employee discloses in confidence to her own privileged representatives or is required to disclose in legal proceedings, provided Employee gives advance notice to the President of Employer and an opportunity to Employer to resist such disclosure in legal proceedings.

          (b) During the Term, Employee will disclose to Employer all concrete proposals, plans, scripts, treatments, and formats invented or developed by Employee during the term which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates including, without limitation, any proposals and plans which may be copyrightable, trademarkable, patentable
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     or otherwise exploitable. Employee agrees that all such proposals, plans, scripts, treatments, and formats are and will be the property of Employer. Employee further agrees, at Employer's request, to do whatever is necessary or desirable to secure for the Employer the rights to said proposals, plans, scripts, treatments, and formats, whether by copyright, trademark, patent or otherwise and to assign, transfer and convey the rights thereto to Employer at Employer's expense.

          (c) Employer shall have the right in perpetuity to use Employee's name reasonably in connection with credits for Properties for which Employee performs any services.

          6. Employee's Representations. Employee represents and warrants that:

          (a) Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee's duties and obligations hereunder;

          (b) To the best of Employee's knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee's ability to perform satisfactorily Employee's services hereunder.

          7. Non-Competition; No Raid.

          (a) During the Term, Employee shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or other endeavor which interferes with any of his duties or obligations hereunder or which is directly competitive with the business of the Employer or its subsidiaries, including but not limited to the production, distribution or any other exploitation of audiovisual television material (the "Other Business").

          (b) Employee further agrees that during the Term and for a period of one year thereafter, Employee will not employ or knowingly attempt to employ or assist anyone else to employ any person who is, at the date of termination of Employee's employment, working as an officer, policymaker or in high-level creative development or distribution (including without limitation executive employees) for or rendering substantially full-time services as such to Employer.

          (c) 8. Termination.

          (d) This Agreement may be terminated and the Term ended on five business days' written notice for any one of the following reasons (except
     (i) in which case termination shall occur on the date of death):

               (i) The death of Employee;

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               (ii) The physical or mental disability of Employee to such an extent that Employee is unable to render services to Employer for a period exceeding an aggregate of 30 business days during any twelve month period of the Term. For purposes of counting the aggregate of 30 business days, days properly designated by Employee as vacation days shall not be counted;

               (iii) For "cause," which for purposes of this Agreement shall be defined as:

                    (A) the use of drugs and/or alcohol which interfere materially with Employee's performance of Employee's services under this Agreement;

                    (B) Employee's conviction of any act which constitutes a felony under U.S. laws or the law of any foreign country;

                    (C) Employee's persistent failure after written notice to perform, or Employee's persistent refusal to perform after written notice, Employee's duties and responsibilities pursuant to this Agreement; or

                    (D) Employee's dishonesty in non-trivial financial dealings with or on behalf of Employer, its subsidiaries, affiliates and parent corporation or in connection with performance of his duties hereunder.

          (a) Employer shall also have the right to terminate Employee prior to the expiration of the Term in addition to pursuant to Paragraph 8(a) above by providing Employee with not less than thirty (30) days' advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b):
     (i) the Employer shall pay to the Employee within thirty (30) days after such notice of termination the remaining amounts described in Paragraph 3(a) above for the balance of the Term, and except for any pro-rated annual bonus which Employee is due hereunder, Employer shall have no further obligations to Employee hereunder. If Employer terminates Employee under this Paragraph 8(b), Paragraph 7(a) shall not apply from the date of termination.

          (b) In the event that Employer terminates this Agreement due to any of the reasons set forth in Paragraphs 8(a)(i) and 8(a)(iii)(A)-(D) above, Employee shall be paid Employee's salary through the later of the expiration of the five (5) business days period referred to in Paragraph 8(a) or the end of the month in which the termination event occurs after which Employer's obligation to pay salary to Employee shall terminate. Should Employer terminate this Agreement due to Employee's disability as defined above in Paragraph 8(a)(ii), Employee shall receive the amounts set forth in Paragraph 8(b) as if the termination had occurred under Paragraph 8(b). After making

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     the payments provided for in this sub-paragraph (c), Employer shall have no further obligations to Employee.

          (c) Upon termination of this Agreement, Employee shall promptly return all of Employer's property to Employer.

          (d) Upon termination of Employee's employment for any reason, Employee shall tender Employee's resignation from the Board of Directors of any of Employer's subsidiaries or affiliates on which Employee is serving, and Employer shall accept such resignation forthwith.

          9. Breach; Remedies. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement, Employer shall be entitled, inter alia, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and to seek to enforce the specific performance thereof by Employee, and/or to seek to enjoin Employee from performing services for any other person, firm or corporation. The parties further stipulate that the law of New York shall apply to any dispute or action regarding this agreement.

          10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights, interests and obligations of Employee herein may not be sold, transferred, assigned, pledged or hypothecated, although he may assign or use as security payments due hereunder from Employer. The rights and obligations of Employer hereunder shall bind in their entirety the successors and assigns of Employer, although Employer shall remain fully liable hereunder. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at the time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

          11. Amendment; Captions. This Agreement contains the entire agreement between the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement. If any clause in this Agreement is found to be unenforceable, illegal or contrary to public policy, the parties agree that this Agreement shall remain in full force and effect except for such clause.

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          12. Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, and sets out the full agreement between the parties concerning its subject matter.

          13. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee's address first written above and, in the case of Employer, addressed to its President with a copy to General Counsel, Hallmark Cards, Incorporated, 2501 McGee Trafficway, Kansas City, Missouri 64108. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

          14. Periods of Time. Whenever in this Agreement there is a period of time specified for the giving of notices or the taking of action, the period shall be calculated excluding the day on which the giver sends notice and excluding the day on which action to be taken is actually taken.

          15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

          IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

                                 Hallmark Entertainment Networks (UK) Limited


                                 By:    /s/ ANDREW P. BRILLIANT
                                        ---------------------------------------

                                 Title:      EVP
                                        ---------------------------------------


                                 EMPLOYEE:


                                 /s/ MARK N. GRENSIDE
                                 ----------------------------------------------
                                 Mark N. Grenside



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